Exhibit 10.11

CONFIDENTIAL TREATMENT HAS BEEN SOUGHT FOR PORTIONS OF THIS EXHIBIT PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.


                           AGREEMENT DATED 14 MAY 1998
                                     BETWEEN

                        Global Payment Technologies, Inc.
                        20 East Sunrise Highway, New York
               in the state of New York, United States Of America
                                       and
            Aristocrat Leisure Industries Pty Ltd A.C.N. 001 660 715
                          85-113 Dunning Ave, Rosebery
                   in the state of New South Wales, Australia

The following are the terms and conditions, upon which this Agreement between Aristocrat Leisure Industries Pty Ltd (the "Purchaser"), and Global Payment Technologies, Inc. (the "Supplier") is to operate. This Agreement is for the supply of Bill Validator, Stacker and Spare Parts requirements (the "Goods and/or Services") to the Purchaser.

Global Payment Technologies-Australia (the "Representative"), who is not a signatory to this Agreement, is the Supplier's in-country partner and will provide services to the Purchaser as outlined in this Agreement. In the case where the Representative is unable to fulfill the required responsibilities, these requirements will become the responsibility of the Supplier.

1.   ENTIRE AGREEMENT

     (a) This Agreement constitutes an offer by the Supplier to supply the Goods and/or Services to the Purchaser, on the terms and conditions set out below and on any document that is attached to or incorporated by reference into this document (collectively called "these
          Conditions"). This document replaces all other existing Supply Agreements between the Purchaser and Supplier. The Supplier acknowledges and agrees that the Purchaser is not obliged to purchase or otherwise acquire the Goods and/or Services from the Supplier unless provided a written order. Such an order (referred to as the "Purchase Order") must be properly executed and signed by an authorized representative of the Purchaser. The list of authorized representatives of the Purchaser is outlined in Clause 26.

     (b) In the event of any inconsistency between the terms and conditions on the back of the Purchaser's Purchase Order document or any such attached or incorporated document (on the one hand), those terms and conditions will not

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          take precedence over the terms and conditions contained in this
          Agreement (on the other hand) and will not be construed as varying them to the extent of any such inconsistency. If special terms are applied to the front of the Purchase Order and agreed to by both parties, then these terms would take precedence over the terms and conditions contained in this Agreement.

     (c) This Agreement shall be the entire terms and conditions for the supply of the Goods and/or Services and shall override any other terms and conditions.

2.   PURCHASE ORDERS IN WRITING

     (a) All Purchase Orders placed by the Purchaser for the supply of Goods and/or Services shall be in writing. Goods and/or Services supplied or purported to be supplied by the Supplier otherwise than in accordance with this Clause shall be rejected by the Purchaser.

     (b) All Purchase Orders placed by the Purchaser for the supply of Goods and/or Services shall authorize the Supplier to deliver specified quantities of the Goods and/or Services establish firm delivery dates.

     (c) The Purchaser will place Purchase Orders for a **** (the "Blanket Order") of expected production requirements and also submit a weekly delivery schedule for this period. The Supplier will use this blanket order and delivery schedule to assure that adequate supplies of product are in country, in transit and being ordered and manufactured at its production facility.

     (d) During the term of the **** blanket order, the Purchaser on a monthly basis will continue to provide a rolling **** forecast of Product requirements. Ninety (90) days prior to the end of a given blanket purchase order the Purchaser will provide the Supplier with a new blanket order for the next **** period.

3.   PRICES

     (a) Prices for the products are F.I.S. the Purchaser's Rosebery facility, and are comprised of the ex works prices from the Supplier's production facility (the "First Costs") and the costs to land and deliver the products (the "Second Costs"). These prices are quoted in U.S. dollars and are provided in Product Pricing Schedule A of this Agreement. First costs for the products are fixed, firm and not subject to escalation during the initial twelve (12) month term of this Agreement, other than as provided for in Clauses 3f and 17.

**** Represents material redacted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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     (b)  Shipping and delivery costs are quoted in U.S. dollars and shall include all packaging, use or supply of pallets and containers, freight, insurance, customs charges, handling, warehousing and delivery to the Purchaser's Rosebery facility. Deliveries of new Goods are to be one time per week to the Purchaser's Rosebery facility. Deliveries of new Goods of more than one time per week are subject to additional charges, as defined in Product Pricing Schedule A.

     (c) Second Costs shall be firm, fixed and not subject to escalation during the **** term of this Agreement. Exceptional price increases of the Second Costs outside the control of the Supplier will be passed onto the Purchaser. Such exceptional price increases include, but are not limited to, changes to government policy which effect duties, goods and services tax and any surcharges that are issued by the shippers that are not yet applicable.

     (d) Exceptional price increases shall also apply, to circumstances whereby the Purchase Orders raised by the Purchaser are exceptional to the Blanket Order or if the weekly delivery schedule is adjusted such that air freight shipments are required to meet product demand. These additional costs shall be passed onto the Purchaser by way of an exceptional price increase. The exceptional price increase shall only apply to Goods and/or Services incorporated in that specific delivery. It is the responsibility of the Supplier to advise the Purchaser, in writing, of any exceptional costs that may be incurred, at the point in time whereby the Purchaser's request is made to the Supplier, and prior to incurring exceptional costs. Without written acceptance of exceptional costs, by the Purchaser, exceptional price increases will not be accepted, by the Purchaser.

     (e) The Supplier is to undertake continual manufacturing, technical development and product redesign that may yield price reduction in the Goods and/or Services. To the extent that the Supplier realizes significant cost reductions from its current base cost (at the time of Agreement signing), the Purchaser will share in these savings on a **** basis. The Supplier shall provide the Purchaser with details of base cost calculations for the Goods and/or Services.

4.   PAYMENTS AND INVOICES

     (a) Unless otherwise specified on the Purchaser's Purchase Order document and agreed in writing with the Supplier, all invoices for the Goods and/or Services will be payable, by the Purchaser, net thirty (30) days from invoice date. Payments will be made via telegraphic transfer of funds to the following account: ****

**** Represents material redacted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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     (b)  It is the Purchaser's intent, and the Supplier agrees to accept
          Australian dollars in payment of all invoiced charges, even though the underlying invoices and obligations are in U.S. dollars. Each invoice generated by the Supplier will be in U.S. dollars, and will indicate the comparable amount due in Australian dollars by multiplying the U.S. dollar amount by a factor of 1.6. Both parties will review such factor at the end of the initial twelve (12) month period. At the end of each month, the Supplier will summarize the amount of Australian dollars received on outstanding invoices and converted to U.S. dollars, and compared to the initial obligation in U.S. dollars. In the event there remains an amount due the Supplier, an additional invoice will be generated. In the event there remains an amount due the Purchaser, the Supplier will notify the Purchaser of the amount and the invoice number that such credit will be applied against.

     (c) Subject to clause 4(d), the Supplier shall maintain a credit limit of U.S. **** for the term of this Agreement. All invoiced charges will accrue against this credit limit. Changes in this credit limit may be requested by the Purchaser in writing, and the Supplier agrees to respond to any formal request within thirty (30) days of written notification. During this thirty (30) day period, temporary increases in the credit limit may be granted by the Supplier, to the Purchaser.

     (d) All credit limits are to be based on current financial information and condition of the Purchaser. Credit limits are subject to approval by the Supplier's Finance Department, and financial information is to be provided by the Purchaser on no less than a semi-annual basis. If the Purchaser fails to make timely payments of outstanding invoices, or other significant changes occur in the Purchaser's financial condition, then the Supplier has the option of modifying the credit limit or terms. Any proposed modification to the Purchaser's credit limit or terms will be provided to the Purchaser, by the Supplier, in writing, and the Purchaser shall respond to this formal notification, within thirty (30) days of receipt of such notification.

     (e) In the case whereby the Goods and/or Services invoices outstanding to the Purchaser exceed the credit limit available to the Purchaser, the production of Goods and/or Services shall proceed without delay. The delivery of Goods and/or Services under this condition are subject to the outstanding account balance being paid to within the credit limit

     (f) In the event that the Purchaser agrees that delivery of the Goods and/or Services may be made by installments or that progress payments may be claimed by the Supplier in respect to the Goods and/or Services, the Supplier may invoice each installment or progress payment separately under the same terms as outlined in Clause 4(a).

**** Represents material redacted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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(g)  Unless otherwise specified in these Conditions or requested by the
     Purchaser, all invoices must be sent to the Purchaser at the following address, marked to the attention of:

                          Accounts Payable Supervisor
                          Aristocrat Leisure Industries Pty. Ltd.
                          85-113 Dunning Avenue,
                          Rosebery 2018
                          New South Wales Australia

5.   TOOLAGE

     (a) All patterns, dies, tools, jigs, gauges and fixtures ("toolage") supplied or paid for by the Purchaser shall remain the property of the Purchaser and shall be returned to the Purchaser on completion of the supply of the Goods and/or Services, unless otherwise agreed to by the Purchaser in writing.

     (b) Any toolage loaned to the Supplier by the Purchaser is to be reported on by Supplier as to general condition. Advice should be given by the Supplier as to whether modification/ renewal is required and whether the loaned toolage is an aid to the manufacture of the Goods and/or Services. The Purchaser accepts no responsibility as to the accuracy or suitability or otherwise of such toolage.

     (c) The Supplier shall keep in good order and repair any toolage referred to in this Clause 5 and in the event of loss, destruction or damage of such toolage shall, without prejudice to any other right or remedy available to the Purchaser in respect of the same, on demand by the Purchaser's (and at the Purchaser's option) either replace or pay to the Purchaser the actual cost incurred by the Purchaser in replacing or repairing such toolage.

     (d)  General toolage wear and tear is at Supplier's expense.

     (e) The Purchaser on the submission of any toolage, to the Supplier, will clearly identify in writing, to the Supplier, the replacement cost of any toolage and fixtures. Failure to do so in writing and without formal consent by the Supplier of the terms, will relieve the Supplier of any obligation to replace toolage or fixtures, if damaged or lost.

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6.   DELIVERY

     (a) The Goods and/or Services shall be delivered to the specified premises of the Purchaser on the date specified in a Purchaser's written Purchase Order ("the Delivery Date") or call-off schedule.

     (b) The Supplier shall notify the Purchaser immediately of any matters which have or could delay any scheduled deliveries.

     (c) Unless otherwise specified in these Conditions or agreed in writing by the Purchaser, the Goods and/or Services may not be delivered by installments after a delivery date and if the delay materially affects the use of the Goods and/or Services by the Purchaser, the Supplier may not be entitled to progress payments in respect or on account of the supply of the Goods and/or Services.

     (d) The Supplier shall ensure that all invoices, packing slips, delivery dockets and correspondence show the Purchaser's Purchase Order number, Purchaser's Goods and/or Services part number and description shown on the front of the Purchaser's Purchase Order. Failure to do so may result in delays in processing such documents, in inspection and acceptance of Goods and/or Services and payment and shall entitle the Purchaser in such circumstances to claim an extension of time for attending to the same.

     (e) The Goods and/or Services, shall be addressed for delivery to the Purchaser's site at 85-113 Dunning Avenue, Rosebery, 2018, New South Wales, Australia, unless otherwise specified in the purchase order.

     (f) The Purchaser reserves the right to refuse to accept liability for any Goods and/or Services delivered in excess of the quantity ordered or not in accordance with the Purchaser's Purchase Order.

     (g) All deliveries from the Supplier or its authorized Representative will be accompanied by a delivery docket. An authorized representative of the Purchaser must acknowledge delivery of Goods and/or Services in writing. Such acknowledgment shall not mean that the Purchaser accepts the quality or merchantability of the Goods and/or Services, and the Goods and/or Services shall be subject of inspection pursuant to Clause 8.

7.   PACKAG1NG

     Goods and/or Services must be suitably packed or otherwise prepared for transportation in such a way as to avoid damage, to comply with carrier's requirements and to secure minimum transportation costs and insurance rates.

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8.   INSPECTION, TITLE AND RISK

     (a) Goods and/or Services delivered to the Purchaser are subject to the Purchaser's inspection.

     (b) Goods and/or Services shall, notwithstanding acceptance of a delivery or the payment by the Purchaser of the whole or any part of the purchase price therefore, be subject to inspection and testing by the Purchaser after arrival and unpacking at the ultimate destination. If Goods and/or Services are to be incorporated into any plant or premises, such inspection and testing may be carried out after installation or incorporation and under operating conditions. If the Goods and/or Services are found to be unsatisfactory, defective or of inferior quality or workmanship or not in accordance with these Conditions, the Purchaser may, without prejudice to any other right or remedy available to it in respect of the same, reject the Goods and/or Services. These Goods and/or Services will be returned to the Supplier at the Representative's in-country facility and will be replaced with Goods that meet the agreed specifications. The Purchaser has ten (10) working days from receipt of goods to provide written notice of unsatisfactory, defective or inferior quality of workmanship.

     (c) The Purchaser, after seventy two (72) hours prior, written notice to the Supplier, also reserves the right to inspect, and where practicable test, the Goods and/or Services whilst they are in the course of being produced or installed and may for this purpose enter upon the premises of the Supplier from time to time. Any such inspection shall not relieve the Supplier of any of its obligations under these Conditions.

     (d) Title in and risk of loss in the Goods and/or Services shall pass to the Purchaser upon delivery to the Purchaser or the Purchaser's agent. The Supplier shall make good any loss or damage to the Goods and/or Services, which takes place prior to delivery of the Goods and/or Services.

9.   INFRINGEMENT

     The Supplier agrees that the sale or use of the Goods and/or Services by the Purchaser does not infringe upon any Australian patent, trade mark or copyright, and the Supplier shall hold the Purchaser and person acquiring the Goods and/or Services from the Purchaser harmless against any suit or judgment entered against the Purchaser or vendors on account of any infringement. The Supplier agrees to pay all costs, damages, fines and profits recoverable in any such action.

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10.  GENERAL COMPLIANCE

     (a) In the performance of this Agreement, the Supplier shall strictly comply with all applicable laws, ordinances, orders, rules and regulations, whether International, National, State or Local, and upon request by the Purchaser, the Supplier shall furnish it with such evidence of compliance as the Purchaser may require at any time.

     (b) The Purchaser shall submit any requirements for compliance to the Supplier in writing, and the Supplier has a period of ninety (90) days to review and generate an action plan to meet any compliance issue.

11.  QUALITY

     (a) If a specification is not provided, the minimum quality level of Goods and/or Services will be that of an agreed Australian standard or on samples submitted by the Supplier and approved by the Purchaser. The Supplier recognizes the desire by the Purchaser to obtain and maintain minimum quality system requirements that would satisfy AS/ISO 9001-9003. The Supplier is in the process of obtaining certification against ISO requirements. Certification is expected to be completed on or before April 1999. The Supplier will keep the Purchaser informed as to the progress and schedule for this certification on a quarterly basis.

     (b) The Supplier, as part of the Agreement is expected to maintain a minimum level of performance and reliability criteria. In the case where the Goods fail to meet the performance and reliability criteria, the Supplier is obligated to initiate measures that bring the Goods within the specifications. For the purposes of the Agreement, the criteria are summarized as follows:

          i. Soaking: The Supplier will perform a minimum **** hour soak (burn-in) of its validator products. The Supplier will perform a minimum soak (burn-in) of its stacker products equivalent to no less than **** cycles.

          ii. Infant Mortality Rate (Stackers and Validators): Less Than ****. This rate is measured after the Purchaser has run its own
               **** hour soak and test of the machines.

          iii. Acceptance Rate (Australian Program): The unit will accept notes in 4 directions with an average acceptance rate of greater than ****. The acceptance rate will be calculated as defined in the Supplier's published test criteria.

**** Represents material redacted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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          iv.  In-Field Reliability: The Supplier will work with the Purchaser to provide continuous in-field reliability improvements based on documented failures reported.

12.  STANDARDS

     The Goods and/or Services must conform to the specifications agreed by the Purchaser in writing and shall not be varied without the Purchaser's written consent. The Supplier acknowledges that all changes in specifications for the Goods and/or Services may have to be submitted to and approved by a government or regulatory agency and the Supplier agrees to notify the Purchaser of any changes in writing at least two (2) months prior to any proposed change in any specification for the Goods and/or Services. Approval of any changes requested by the Supplier will not be unreasonably withheld by the Purchaser.

13.  WARRANTY

     (a) Notwithstanding the Purchaser's acceptance or right of inspection and/or any other terms and conditions provided in this Agreement, the Supplier warrants that all articles are free from defects in design, materials, workmanship and performance as stated in the Supplier's Warranty. The Supplier warrants that the products are manufactured in accordance with the agreed upon specifications set out or referred to in these conditions. The Supplier further warrants that the articles fully comply with the specifications and that the articles are suitable for the use and conditions intended. The Goods and/or Services are purchased from the Supplier in reliance on the aforementioned warranties.

     (b) The Supplier shall indemnify and keep indemnified the Purchaser against any reasonable actions, claims, costs, damages and expenses arising out of any damage to property or persons arising out of or in connection with a breach of the warranties contained in Clause 13(a) or 13(c) of this Agreement or otherwise referred to in these Conditions.

     (c) The Supplier warrants that the Goods and/or Services are free and clear of all liens and encumbrances whatsoever and that the Supplier has a good and marketable title to same, and the Supplier agrees to hold the Purchaser free and harmless against any and all claims in relation to the Goods and/or Services. The Supplier's liability under this warranty shall include in-country repair or replacement services of faulty equipment and defective Goods and/or Services, at the Representative's in-country facility, for a twelve (12) month period, from the date of Goods and/or Services receipt by the Purchaser. This is provided that notification of such failure or defect is given to the Supplier, in written form, immediately upon the same becoming apparent. The Supplier

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          requires, that the Goods and/or Services are promptly returned to the
          Representative's in-country repair site, unless otherwise specified in writing by the Supplier. Response time by the Representative, for repair or replacement of the faulty equipment, is expected to be on average **** working days or less

     (d) Inward and return freight, packaging and delivery charges shall be the responsibility of the Purchaser, for warranty returns outside Australia.

     (e) Inward and return freight and delivery charges shall be the responsibility of the Representative, for warranty returns to and from the Purchaser's Rosebery site and the Representative's local service depot. These deliveries will take place typically once every **** working days, or as agreed between both parties.

     (f) The Supplier agrees to review the warranty period for its GIII product line.

     (g)  ****

14.  ASSIGNMENT

     This Agreement shall be neither assigned nor sub contracted to a third party by the Supplier without the prior written consent of the Purchaser, such consent can not be unreasonably withheld by the Purchaser.

15.  FREIGHT CHARGES

     The Supplier shall be accountable for any difference in freight charges arising from the Supplier's failure to follow any shipping instructions which may be specified in contract or Purchase Order agreement.

16.  CHANGES

     The Purchaser has the right at any time to make recommendations which effect specifications or drawings for the Goods and/or Services. If such changes cause an increase or decrease in the amount due or in the time required for performance, an equitable adjustment shall be made in the reasonable opinion of the Purchaser and the Supplier.

17.  CANCELLATION

     Purchase Orders as raised by the Purchaser, on the Supplier are not cancelable.


**** Represents material redacted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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18.  CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY


     (a) Any specifications, engineering and other data, software, drawings, blueprints and other documents, in tangible or electromagnetic forms provided by either party (or any third party at request of either party) or any information otherwise disclosed by the either party to the other for the purposes of this Agreement (the "Information") shall be treated as highly confidential. Each party agrees that with respect to information given to it by the other party, the party receiving the information will:

          i. not use or copy the information for any purpose other than the fulfillment of this Agreement;

          ii. not disclose the information to any other person without the prior written consent of the other party; and

          iii. to return the information (including, if so demanded by the other party, all copies) to the other party on completion of the delivery of the Goods and/or Services.

     (b) The developing party shall retain title to any intellectual property rights (which shall mean to include any statutory or common law copyright, trademark, patent, design or circuit layout rights) arising out of or in connection with any specifications, drawings, designs, or layouts in any tangible or electromagnetic forms which are otherwise or disclosed to the other party in relation to the performance of this Agreement. Either party shall also retain all intellectual property rights, as aforesaid in relation to any improvement, modification or enhancement which the developing party may perform, in relation to the Goods and/or Services and the other party shall have a royalty free non-exclusive license to use such improvements, modifications or enhancements solely for the purpose of performing its obligations under this Agreement.

     (c) In the event that either party wishes to utilize any such intellectual property in relation to products to be sold to third parties, both parties shall mutually agree on the terms and conditions of such license Agreement, from time to time.

     (d) Both parties warrant that neither the Goods and/or Services, nor any components of the Goods and/or Services, nor any associated documentation, or any part thereof, infringe the intellectual property rights of any person.

19.  INSURANCE AND SAFETY PRECAUTIONS

     (a) Anything furnished to the Supplier by the Purchaser pursuant to this Agreement including, without limitation, samples, drawings, patterns, tooling,

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          equipment, work in progress and materials, shall remain the property of the Purchaser, shall be held at the Supplier's risk and the Supplier will be deemed the insurer thereof and shall be returned upon completion of the work or upon demand by the Purchaser.

     (b) The Supplier shall indemnify the Purchaser in accordance with the provisions of Clause 13(b), and shall obtain and maintain at the Supplier's expense a product liability insurance policy in relation to the supply of Goods and/or Services to the Purchaser for an amount not less than **** dollars **** in relation to each claim. The Supplier shall provide the Purchaser with evidence of such insurance as required from time to time.

20.  NON-WAIVER

     Failure of the Purchaser to insist upon strict performance of any of these conditions shall not be deemed a waiver of any rights or remedies that the Purchaser shall have, and shall not be deemed a waiver of any subsequent default. The shipping or receiving of any article under this Agreement shall not be deemed a waiver of any rights for any prior failure by the Supplier to comply with any of the provisions of the Agreement.

21.  FORCE MAJEURE

     Neither the Supplier nor the Purchaser shall be liable to the other for default or delay in performing its obligations under the Agreement caused by any occurrence beyond its reasonable control including, without limitation, fires, strikes, industrial disturbances, riots, wars, acts of God, Government order or regulation, storm, tempest or epidemics.

22.  GOVERNING LAW

     These conditions shall be governed by and construed in accordance with the law of the state of New South Wales, Australia.

23.  TERMINATION

     (a) This Agreement and any Purchase Order placed pursuant to this Agreement, may be terminated in whole or in part at the option of the aggrieved party, having such right by providing written notice to the other party, upon the happening of any of the following events;

**** Represents material redacted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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          i.   In the event that either party is adjudicated bankrupt, or if a receiver or trustee is appointed for such party, or for a substantial portion of its assets, or if assignment for the benefit of its creditors is made;

          ii. In the event that either party shall have failed substantially to perform any material covenant, obligation, representation or warranty by it made or to be performed hereunder, or shall have violated any material covenant, obligation, Agreement, or representation or warranty herein contained, provided, however, that no termination may be effected hereunder unless and until the injured party shall have delivered to the other party written notice informing the other party of the alleged default, and such default is not cured within sixty (60) days after receipt of such notice, excluding obligations to make payment for Goods and/or Services under this Agreement;

          iii. By the Purchaser, in the event the Supplier shall have failed to correct non-conformities in the Goods and/or Services when required. Identification of any non-conformities shall require written notification by the Purchaser to the Supplier. This notification will include a description of the non-conformity and both parties will then establish a mutually agreed upon plan and schedule to address the issue and monitor the overall improvement made towards correcting the non-conformity;

          iv. The exercise of the right to terminate by either party shall be in addition to any other rights or remedies available to it at law unless limited or precluded by this Agreement and shall not have the effect of waiving other rights to which such party might otherwise be entitled;

          v. If either party is in breach of these Conditions and repudiates the Agreement or any other Agreement with the other party or if either party becomes insolvent, commits an act of bankruptcy, stops payments of debts or calls a meeting of or enters into composition with or for the benefit of the party's creditors or has a receiver, receiver/manager, manager, administrator, controller or provisional liquidator appointed to its undertaking or assets or any part of it or a winding up petition is presented against either party or either party goes into liquidation (except for the purpose of reconstruction or amalgamation) the other party may at its discretion and regardless of any default or failure and without prejudice to its other rights under the Agreement or otherwise immediately cancel or suspend the Agreement or any unfulfilled part of the Agreement;

          vi. In the event of cancellation or suspension, neither party shall be liable for any loss, damages, costs or expenses arising from such cancellation or suspension. The only liability of either party to the other in the

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


               circumstances set out in this clause shall be for payment of Goods and/or Services delivered and the committed and documented work-in-process; and

          vii. With the terms specified for guaranteed supply (Clause 27), the Supplier will provide the Purchaser with protection against interruption of supply. For its part, in the case of termination, the Purchaser is obligated to provide Purchase Orders, take delivery and pay for the **** supply of finished goods and parts, held by the Supplier, the Supplier's vendors, the Supplier's in-country Representative, and in transit to the supplier's in-country Representative. In the event this Agreement is terminated or expires, then the Purchaser is obligated to continue to take delivery of the entire guaranteed supply of Goods at the same delivery rate and on the same terms and conditions in effect at the time of termination or expiration period.

24.  GAMING AUTHORITY REQUIREMENTS

     The Supplier acknowledges that the Purchaser is subject to various regulations imposed by government gaming authorities in a number of jurisdictions around the world (hereafter called the "Gaming Authorities") in relation to the manufacture, distribution, marketing and sale of gaming machines. The Purchaser, as part of the regulations imposed upon it, is obliged to conduct its affairs in a manner which is both ethical and in accordance with the regulations imposed by the Gaming Authorities. The Purchaser may be required to disclose details of its dealings in relation to the supply of parts and components for use in its gaming machines and the Supplier shall agree to fully cooperate with the Purchaser in relation to any information requested or otherwise required to be disclosed to the Gaming Authorities. The Purchaser shall use its best endeavours to ensure that such information, where it is commercially sensitive to the Supplier, is disclosed to the Gaming Authorities requesting the same subject to an obligation of confidentiality and non-disclosure. The Supplier shall provide all reasonable assistance to the Purchaser to enable the Purchaser to obtain any approvals required to be obtained from the Gaming Authorities in relation to the manufacture, distribution or sale of any of the Purchaser's gaming machines in any jurisdiction. The Purchaser shall meet the reasonable expenses incurred, if any, by the Supplier complying with this clause.

25.  DISPUTES

     Subject to the approval of the Supplier, any dispute arising out of or relating to these Conditions of Purchase or the Agreement must first be discussed by the parties and failing agreement or settlement, shall at the suggestion of the Purchaser or the Supplier be the subject of mediation, administered by the Australian Commercial

**** Represents material redacted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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


     Disputes Centre ("ACDC") conducted and held in accordance with the Rules of ACDC in force at the date of the dispute. The selection of ACDC as the agency for disputes is subject to approval by the Supplier. With the agreement of the Supplier on ACDC, and in the event the dispute has not been resolved within twenty-eight (28) days (or such other period as is agreed to in writing by the parties) after the appointment of the mediator by the parties, the dispute shall be submitted to arbitration, administered by ACDC, conducted and held in accordance with and subject to the laws of the State of New South Wales. Any mediation or arbitration meetings and proceedings shall be held in Sydney, Australia, unless otherwise agreed.

26.  NOTICES

     (a) Any notices required pursuant to the Agreement, shall be in writing, addressed to the parties at the address specified on the Purchase Order (or at such other address or addresses as may be provided in writing for the purpose) and once given or made shall be deemed to be duly given or made:

          (i) in the case of delivery by a reputable courier service such as Fedex or DHL, three (3) days after the delivery to such service;

          (ii) in the case of facsimile, when sent; and

          (iii) in the case of personal delivery, when delivered. All notices to Supplier shall be duplicated to the Representative, unless otherwise instructed by the Supplier:

               o  to Supplier (Corporate Office):

                            Global Payment Technologies, Inc.
                            20 East Sunrise Highway, Suite 201
                            Valley Stream, New York 11581
                            United States of America
                            Phone:516-256-1000
                            Fax: 516-256-1620

         Contacts:
         Account and Sales:        Robert W Nader, VP Product/Market Dev.
         Corporate:                Ed Seidenberg, President/COO
         Finance:                  Tom McNeill, VP/Chief Financial Officer
         Purchasing:               Sharon Stadelmaier, Customer Service Manager
         Technical:                Mark Martino, Application Specialist

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


             o  to Representative (Australian Office):

                          Global Payment Technologies, Inc.- Australia
                          844 Pacific Highway
                          Gordon, New South Wales 2072
                          Australia
                          Phone: 612-9499-3100
                          Fax: 612-9499-3048

             Contacts:
             Account and Sales:        Andre Soussa, Managing Director
             Technical:                Mike Flor, Service Support

             o  to Purchaser:           Aristocrat Leisure Industries Pty. Ltd.
                                        85-113 Dunning Avenue,
                                        Rosebery, New South Wales. 2018
                                        Australia
                                        Phone: 612-9693-0351
                                        Fax: 612-9313-4290

               Contacts:
               Purchasing and Supply: Neale J Slack
               Finance: Kelvin Atkinson
               Authorized Purchase Order Signatures: Mardi Wilson, Neale Slack, Robin Simpson
               Product Design: Jon Fletcher
               Research and Development: Gareth Phillips
               Technical Services: Gary Johnson, Geoff Carr.


27.  CONTINUITY AND GUARANTEE OF SUPPLY

     (a) Due to the Supplier being the primary source of bill acceptor products for the Purchaser worldwide, the Supplier recognizes the need to provide a guaranteed supply of Goods and Goods parts that will assure the Purchaser with continuous supply of Goods and/or Services and Goods parts, in the case of an urgent requirement. This guaranteed supply of Goods and/or Services will take the following form:

          i. The Supplier will maintain a stock of finished Goods and parts in the configuration(s) agreed upon by both parties equivalent to an average **** supply of production requirement. The Supplier will base this stock of finished Goods and parts on the average weekly shipments of the current Blanket Order by the Purchaser.


**** Represents material redacted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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




          ii. This **** supply of Goods and Goods and/or Services parts will take the form of **** of finished Goods held in-country (either by the shipping agent or at the Supplier's facility), **** of finished Goods in transit, to the Supplier's in-country Representative, and **** of finished Goods and parts offsite from the Supplier in a location(s) separate from the Supplier's main production facility. Within **** of this Agreement being signed, the Supplier will submit a plan, to the Purchaser, in writing, demonstrating the **** Goods and Goods and/or Services parts supply, covering the intent of this guaranteed supply clause.

          iii. The Supplier shall, at the Purchaser's request, provide a document outlining the current in-country stock holdings of Goods and Goods parts, held by the Supplier's in-country
               Representative.

          iv. This guaranteed supply of Goods will be available to the Purchaser within **** days of the signing of this Agreement and the receipt of the Purchaser's initial **** Blanket Order.

          v. In the case where during the term of this Agreement the Supplier establishes secondary production operations that can provide Goods to the Purchaser, then the supply of Goods and parts outlined above in (ii) shall be reviewed by the Purchaser and the Supplier.

          vi. The Supplier shall maintain a supply of the Goods and/or Services for the term of this Agreement. In the event that the term of this Agreement expires and the parties have been negotiating in good faith to renew this Agreement then these conditions shall continue to apply subject to either party providing four (4) months notice in writing that this Agreement shall be terminated.

28.  CONFIGURATION MANAGEMENT

     In order to maintain a high level of configuration management, with respect to software revisions, the Supplier shall not release software or hardware configurations unless there has been authorization by the Purchaser's Rosebery site.

29.  PROGRAMME RELEASE

     A formal Programme Release Procedure has been submitted by the Supplier and in effect agreed upon by the Purchaser. This Programme Release Procedure outlines the steps required to have software programs and hardware configurations developed, documented, implemented and maintained by the Purchaser and the Supplier.

**** Represents material redacted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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

30.  DOWNLOAD OF VALIDATOR SOFTWARE

     (a) The Supplier shall provide authorization, training and the tools (inclusive of white reference paper), to enable the Purchaser to down load validator programs, both at the Purchaser's Rosebery site and in the field. All training and tools for software download, provided by the Supplier, to the Purchaser, shall be at no cost to the Purchaser. Costs for software upgrades which are out of the control of the Supplier (viz. new currency releases), are subject to agreed upon levels between both the Supplier and the Purchaser.

     (b) The Purchaser shall require a sufficient supply of Download Keys to perform the task of in-field program upgrades. These Keys or comparable device will be provided by the Supplier to the Purchaser (for its sole use only) free of charge and an agreed upon safety stock of Keys will be maintained at the Supplier's in-country Representative's facility. The Purchaser shall implement procedures to ensure the return of all empty download Keys to the Representative.

     (c) The Purchaser shall keep the Supplier informed of all program versions installed in the field, on a regular basis.

31.  DOWNLOAD OF VALIDATOR KERNELS

The Supplier has established an in-country service and support Representative which has the authorization, training and tools, to down load validator kernels. This capability will reside and be performed at the Representative's Sydney office, but the capability to perform this process in the field will be supported by the in-country Representative.

32.  TECHNICAL RESPONSE AND IN-COUNTRY PRODUCT SUPPORT

     (a) The Supplier has established an in-country sales/technical support Representative, based within the vicinity of Sydney, Australia. This Representative will maintain the technical expertise to be capable of advising, troubleshooting and training representatives of the Purchaser, in all technical details associated with the Goods and/or Services. The Representative will provide training to the Purchaser's technicians for servicing all models of the Goods and/or Services.

     (b) Response or acknowledgement of all technical and business inquiries will be provided within **** hours of request, if from the Supplier, and within **** hours of request, if from the Representative. This response will either be in the form of an answer or an acknowledgement of the request with an estimated date of completion.

**** Represents material redacted pursuant to a request for confidential treatment pursuant to Rule 24-2 under the Securities Exchange Act of 1934, as amended.

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


     (c) The Representative will also maintain a stock of Goods spare parts and Goods advance replacement units, which will be made available for use in both warranty and non-warranty repair. The Supplier's **** parts and labor warranty for new equipment will be covered in-country by the Representative and non-warranty repairs will be supplied by the Representative. The Supplier shall work towards and establish standard repair costs for non-warranty Goods repairs.

     (d) The Representative shall provide, at no cost to the Purchaser, full sets of technical documentation, pertinent to the Goods and/or Services provided to the Purchaser. Detailed Goods and/or Services parts lists pertinent to Australian and New Zealand variants, shall form part of the technical documentation.

     (e) The Supplier shall provide a catalogue of software databases, to the Purchaser, which includes Country, Denominations and Directions Accepted. This catalogue shall be updated quarterly.

     (f) The Supplier and Representative shall provide to the Purchaser, a Maintenance Schedule, including a Recommended Spare Parts List.

     (g) The Supplier and Representative shall supply the Purchaser a list of service tools, test equipment and special fixtures to enable proper service by the Purchaser directly or through its appointed agents/distributors. The Supplier, shall provide prices for these tools at the time, when the tools are requested by the Purchaser.

     (h) The Representative will provide full technical training of the Purchaser's personnel and conduct both in-house and in-field training courses to assure that the level of knowledge of the product is adequate to serve the market. This training will take, at a minimum, the form of:

          i. In-house product seminars, **** times per year to review product basics and new features.

          ii. Certified training courses at the Representative's facility to provide an approved level of technical competence for authorized service personnel.

          iii. In-field training courses for authorized service personnel. These courses are to be coordinated with the Purchaser's technical service group.

**** Represents material redacted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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


33.  PRODUCT DEVELOPMENT

     (a) Development of new applications and products associated with the Goods and/or Services, shall be undertaken jointly by the Purchaser and the Supplier, on an ongoing basis, for the term of the Agreement.

     (b) Determination shall be made by both parties, as to the marketplace potential and strategy to pursue the development. At that time, a Product Development Specification and breakdown of funding requirements shall be established. Any development agreements shall be separately negotiated and attached to the Supply Agreement.

34.  DATABASE DEVELOPMENT

     (a)  ****

     (b) The yearly specified number of priority database development projects, exclusive of the Euro dollar shall be:

                **** databases per year of the Agreement for GII products. **** databases per year of the Agreement, for GIII products (in excess of existing GII databases).

     (c) While the Purchaser shall select a particular country database that requires development, the Supplier can not guarantee that a suitable database can be created due to quality of currency and features. In that case, the Purchaser shall have the right to select another country to pursue, as it seeks to expand market opportunities.

     (d) The Supplier and the Purchaser shall share information on product release plans, in various markets, to enable both parties to prepare mutually acceptable schedules for development of currency profile programs for various denomination notes.

     (e) The Supplier shall supply the Purchaser any updated currency database programs, for error attributable to faulty programming free of charge, at all times.

     (f) Database programs, at times, require updating to accommodate aging of notes and removal of counterfeit bills. The Supplier shall provide, free of charge to the Purchaser, all enhancements for these conditions. The Purchaser, shall be responsible for obtaining regulatory approval, and may be required to install

**** Represents material redacted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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


          the new currency program in the gaming machine. The Purchaser understands that the Supplier can not guarantee against the acceptance of frauds or the complete elimination of identified frauds from being accepted.

     (g) The Purchaser shall establish and maintain a database for version control of programs installed in gaming equipment, world-wide.

35.  PURCHASER COMMITMENT

     (a) While the Supplier continues to provide product that fulfills the mutually agreed upon specifications, remains price and performance competitive, and is a useable option in the Purchaser's product, the Purchaser agrees that the Supplier will be the Purchaser's "Most Favoured Supplier" source of bill validator Goods and/or Services. Accordingly, the Purchaser agrees to procure the Supplier's Goods and/or Services as its standard, in all its gaming machine sales. The Most Favoured Supplier status will remain in effect for the term of this Agreement, unless the Supplier or the Supplier's Representative, are in material breach of any of these terms and conditions.

     (b) The Supplier is committed to assuring that the Purchaser does not lose sales opportunities because of its products. Therefore, in the case where a customer has requested another currency validator, the Purchaser may choose to install the competitive currency validator to fulfill the terms of this order.

36.  GENERATION III (GIII) PRODUCT

     (a) Currently the Supplier is developing its new Generation III (GIII) Goods and/or Services. Funding for the new Goods and/or Services and all technical and patent rights shall be borne by and belong to the Supplier.

     (b) The Supplier does not guarantee that the GIII product line will provide an overall competitive advantage in the Gaming industry. However, current design goals and expectations are focused towards achieving cost reductions in the GIII product range and setting new standards in performance, functionality and reliability.

     (c) As part of the Supplier's GIII commitment to the Purchaser, the Supplier will grant the Purchaser preferred conditions for its new GIII validator product. These conditions would include preferential pricing and database development for the Purchaser's Sales/Marketing group as outlined in Clause 34.

     (d) In regards to the Supplier's product development on GIII, the following milestones apply:

          ****

**** Represents material redacted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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

37.  RE-SUBMISSION COSTS

          ****

38.  SEVERABILITY

     If any provision of these Conditions or the Agreement is invalid, all other provisions which are self-sustaining and capable of separate enforcement shall continue to be valid and enforceable in accordance with the terms.

39.  AGREEMENT AMENDMENTS

     The Agreement may be amended, modified, superseded, cancelled, renewed, or extended, only by written instrument, signed by both the Purchaser and the Supplier. No delay on the part of either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of either party of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any right, power or privilege hereunder.

40.  W.C.M. (WORLD CLASS MANUFACTURING) MEETING

     At an agreed time and day, at least quarterly, representatives of both the Purchaser and the Supplier are to convene, with the intention of Purchaser/Supplier performance review. Minutes of such meetings are to be published and distributed.

41.  TERM

     The Term of this Agreement shall be for a period of twenty four (24) months, from the date of this Agreement and as otherwise provided herein. At the end of the initial **** month period of the Agreement, there will be a Supplier/Purchaser performance review to highlight any recommendations that can be made to improve all aspects of the product and business partnership.

42.  YEAR 2000 COMPLIANCE

     (a) Notwithstanding any other provision of the Agreement, The Supplier warrants that the Product will provide full functionality and operate without adverse effect with respect to each of the following dates (the "Critical Dates"): 9 September 1999, 31 December 1999, 1 January 2000 and all dates thereafter. The Supplier further warrants that the Product has been specifically designed, programmed and tested to ensure full functionality and operation without adverse effect to these Critical Dates.

**** Represents material redacted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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


     (b) The requirement that the Product provide full functionality referred to in Clause 42(a) hereof, with respect to each of the Critical Dates, includes the Product being able to:

          (i) deal properly with the transition from 31 December 1999 to 1 January 2000;

          (ii) distinguish properly (including when comparing and sequencing) between dates occurring before 1 January 2000 and after 31 December 1999;

          (iii)where relevant, calculate correctly the number of days between a date occurring before 1 January 2000 and a date occurring after 31 December 1999; and

          (iv) distinguish properly between leap years and non-leap years.

     (c) Supplier agrees to provide documentation on their Year 2000 Compliance within sixty (60) days of signing of this Agreement.

43.  RE-NEGOTIATION

     Re-negotiation of this Agreement is to commence during the term of this Agreement. Such re-negotiation is to start no later than 180 days prior to the end of this Supply Agreement



COMPANY SIGNATURES:



For and on behalf of:                       For and on behalf of:
Aristocrat Leisure Industries Pty. Ltd.     Global Payment Technologies, Inc.

Signed: ______________________________      Signed: ____________________________

Date:  _______________________________      Date:  _____________________________

Witness: _____________________________      Witness: ___________________________

Date: ________________________________      Date: ______________________________


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



Product Pricing Schedule A:


****




**** Represents material redacted pursuant to a request for confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

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



SUPPLY AGREEMENT WARRANTY PROVISION

The Supplier extends the following warranty to the original purchaser or original operator of the Supplier's currency validator.

All parts are guaranteed to be free of defects in material and workmanship for a period of one year from date of purchase.

The Supplier agrees to repair or replace, without charge during the foregoing period, any part which proves defective upon examination by the Supplier or the Representative. All costs of shipping any allegedly defective parts to or from the offices of the Supplier or the Representative, shall be borne as follows:

     1. Inward and return freight, packaging and delivery charges shall be the responsibility of the Purchaser, for warranty returns outside Australia.

     2. Inward and return freight and delivery charges shall be the responsibility of the Representative, for warranty returns to and from the Purchaser's Rosebery facility and the Representative's local service depot. These deliveries will take place typically once every five (5) working days, or as agreed between both parties.

In case of repair parts purchased by the Supplier as components, the Supplier extends the same warranty period as extended by the original manufacturer (typically 60-90 days).

The above warranty applies provided that all parts of the Goods have been serviced properly as directed in the technical manual, and provided the alleged defective part upon examination by the Supplier and/or the Representative, shall prove to be thus defective. This warranty will not apply to any validator in which the electronic PCB assemblies or any other part has been subject to any modification, accident, abuse or misuse.

The warranty described in this paragraph shall be in lieu of any other warranty, expressed or implied, including but not limited to, any implied warranty or merchantability or fitness for a particular purpose. There are no warranties, which extend beyond the description of the face hereof.

If this product does not perform as warranted herein, owner's sole remedy shall be repair or replacement, at the Supplier's option. In no event will the Supplier or Representative be liable for damages, lost revenue, lost wages, lost savings, or any incidental or consequential damages arising from the purchase, even if the Supplier or Representative have been advised of the possibility of such damages.

Page 25